EXHIBIT 10.01

Unicom Huasheng Telecommunication Technology Co., Ltd.

And

Dalian Daxian Distribution Company

&

Beijing Xelent Tech & Trading Co., Ltd.

X180 Mobile Terminal Purchase Contract

Contract No.: CUHS—ZBCG07 047

Place of Execution: Beijing, China
Date of Execution: May 31st, 2007

CONTENTS

Article 1 General Principles

Article 2 Contents and Requirements of the Objects Hereof

Article 3 Samples and Seal-up

Article 4 Price and Quantity

Article 5 Price Protection

Articles 6 Terms of Payment

Article 7 Supply Plan and Its Adjustment

Article 8 Packing and Transport

Article 9 Delivery and Checking before Acceptance

Article 10 Quality Assurance and After-sale Service

Article 11 Compensation for Breach of Contract

Article 12 Force Majeure

Article 13 Arbitration

Article 14 Intellectual Property Rights, Confidentiality and Trademark

Article 15 Alterations of This Contract

Article 16 Miscellaneous

Article 17 Effectiveness and Texts of This Contract

Contents of Annex

Annex 1 Product Technical Requirements (including relevant technical standard qualification certificates issued by Ministry of Information Industry and China Unicom and test reports, etc.)

Annex 2 Product Configuration Requirements (including configuration colors, appearance, sales package, etc.)

Annex 3 Market Coordination Measures

Annex 4 Supply Plan

Annex 5 Procedures of Transport and Distribution

Annex 6 Samples for Cargo Receipt

Annex 7 After-sale Service Measures and Network Status

Annex 8 Factory Inspections and Factory Test Plan

Annex 9 Q&A of Business Provisions

Annex 10 Strategy Cooperation Agreement between Party B and Party C

Annex 11 Memorandums of Uncovered Matters

Parties Hereto:
Party A: Unicom Huasheng Telecommunication Technology Co., Ltd.
Registered Office: Henderson Center, 18 Jianguomennei Avenue, Dongcheng District, Beijing
Postal Code: 100005
Business License No.: 1100001860009
Legal Representative: Yang Xiaowei	Title: Board Chairman
Telephone:	Tax:

Party B: Dalian Daxian Distribution Company
Registered Office: 2 Liaohedong Road, Double D Port, High-Tech Industrial Zone
Postal Code: 116620
Business License No. Da Xin Gong Shang Qi Fa Zi 2102311101261
Legal Representative: Zhao Xueguang	Title: General Manager
Telephone: 0411-87327777	Tax: 0411-87315555

Party C: Beijing Xelent Tech & Trading Co., Ltd.
Registered Office: 20G, Building A, Chengming Building, 2 Xizhimennan Avenue, Xicheng District, Beijing
Postal Code: 100035
Business License No. Qi Du Jing Zong Fu Zi No. 022241
Legal Representative: Wang Xin	Title: General Manager
Telephone: 010-85653777	Fax: 010-85653666

Article 1 General Principles
1.
Unicom Huasheng Telecommunication Technology Co., Ltd. (hereinafter referred to as “Party A”) is a limited liability company established in Beijing under the laws of the People’s Republic of China with continuous and legal existence.

2.
Dalian Daxian Distribution Company (hereinafter referred to as “Party B”) is a limited liability company established in Dalian under the laws of the People’s Republic of China with continuous and legal existence.

3.
Beijing Xelent Tech & Trading Co., Ltd.(hereinafter referred to as “Party C”) is a limited liability company established in Beijing under the laws of the People’s Republic of China with continuous and legal existence.

4.
Party B and Party C agree to carry out their productions in accordance with Product Technical Requirements (see Annex 1) and Product Configuration Requirements (see Annex 2) supplied by Party A and to sell the object hereof to Party A; Party A agrees to purchase the object hereof from Party B and Party C.

5.	Party A, Party B and Party C agree in unanimity to execute this Contract in accordance with Chinese laws.

Article 2 Contents and Requirements of the Objects Hereof
1.
The objects hereof means Daxian X180 Mobile Terminal manufactured by Party C and supplied by Party B which contains all configurations stipulated in Annex 2 (hereinafter referred to as the Contract Product).

2.
The Contract Product manufactured by Party C and supplied by Party B hereunder shall comply with the stipulations of Annex 1 “Product Technical Requirements” and Annex 2 “Product Configuration Requirements”. Annex 1 and Annex 2 may be altered prior to the delivery of the Contract Product after consultations between Party A, Party B and Party C.

3.
The Contract Product manufactured by Party C and supplied by Party B hereunder shall comply with relevant standards of Ministry of Information Industry and China Unicom. Before the Contract Product is delivered, this type of mobile terminal shall acquire corresponding qualification certificates issued by Ministry of Information Industry.

4.
Before the Contract Product is delivered, this type of mobile terminal shall pass the network test organized by China Unicom. In case any serious defect or blemish found in this type of mobile terminal may influence normal use by final users, Party A shall have the right to promptly suspend this Contract, or consult with executive provisions hereof over again, or terminate this Contract.

5.	Before Party B and Party C make any alteration of the design of the Contract Product other than that stipulated by this Contract and its Annex, Party A’s written consent shall be acquired.
6.
Party B and Party C shall ensure that the update and upgrade of the software herein have legal and valid authorizations, and shall ensure Party A to keep possessing a legal and valid license after the update and upgrade of the software.

7.
Party B and Party C have no any objection against Party A’s reselling of the Contract Product, and Party A agrees to limit the sales market scope concerning the Contract Product within the People’s Republic of China (not including Hong Kong, Macao and Taiwan).

8.	The purchase manner hereof is buy-out, thus Party B hereby promises as follows:.
.1.
From the date of execution hereof to the date when Party B ceases to supply, Party B will not sell the Contract Product or any product with similar appearance to the Contract Product at any price to any third party (including Party A’s subsidiaries and affiliates);

.2.
Within three months after the date when Party B ceases to supply Party A, without Party A’s written consent, Party B will not sell the Contract Product to any third party at any price less than or equal to the unit price of the Contract Product set forth herein, except that Party B sells at any price more than the unit price of the Contract Product set forth herein and obtains Party A’s written consent;

.3.
Within three months from the date after three months of the date when Party B ceases to supply Party A, in case Party B will sell the Contract Product to any third party at any price less than or equal to the unit price of the Contract Product set forth herein, Party B shall obtain Party A’s prior written consent, and give price protection to all Party A’s inventory.

.4.
From the date of execution hereof to the date six months after the date when Party B ceases to supply, Party B will not grant any form of allowance, support, disguised allowance, etc., otherwise Party A shall have the right to unilaterally cancel the Contract and return all of the inventory to Party B at the unit price of the Contract Product set forth herein.

.5.
In case Party B breaches the provisions of this Article, Party B shall undertake the liability for breach of the Contract to Party A; Party A shall have the right to impose a corresponding penalty in accordance with Party A’s loss incurred by Party B’s breach pursuant to the penalty manners referred to in Section 1 of Article 11 hereof.

Article 3 Samples and Seal-up
1.
Party B shall in advance provide Party A with the sample of the Contract Product and the sample of the packing box thereof. Party A and Party B shall, in accordance with such provisions as stipulated in Annex 2, carry out an appearance seal-up examination and verification to the sample of the Contract Product and the sample of the packing box thereof confirmed by Party A. Party B shall undertake the liability for breach of the Contract caused by delay in supplying the samples or supply of non-conforming samples.

2.
Party B shall deliver the Contract Product identical to the sealed samples. In case the Contract Product delivered by Party B is inconsistent with the sealed samples, Party A shall have the right to terminate the Contract and return the goods, in the meantime prosecute Party B for corresponding liabilities for breach of the Contract, and Party B shall undertake Party A’s loss arising out thereof.

3.
After the seal-up of the samples, on the premise of obtaining Party A’s written permit, Party B may alter or upgrade the software of the Contract Product but shall not act against the requirements of Annex 1 and Annex 2.

Article 4 Price and Quantity
1.	The total price hereof is RMB 55,200,000 (in words: FIFTY-FIVE MILLION TWO HUNDRED THOUSAND CHINESE YUAN).
2.
The purchase quantity hereof is 15,000 units, and the unit price of the Contract Product (consistent with such parameters and configurations as specified in Annex 2, and including double batteries and double chargers from the original factory) is RMB3,680.

3.	The total price and the unit price hereof are the price including tax in Chinese Yuan.
4.
As to the Contract Product hereunder, on the premise that Party B observes the supply plan specified in Article 7, the validity term hereof will terminate as of Sep. 30th, 2007. In case the supply fails to be carried out pursuant to the plan for any reason attributable to Party B, in principle the validity term hereof will be extended for three months and both parties shall act pursuant to the provisions stipulated in Section 4 of Article 11 hereof.

5.
The total price and the unit price hereof include the transport charges and the premiums relating to the transport of the Contract Product to the place designated by Party A in accordance with Annex 5 “Procedures of Transport and Distribution”.

6.
In case in the course of the performance hereof, the plan concerning the Contract Product cannot be carried out as expected due to certain reasons such as a change in market situation, both parties may separately consult about the matters such as the supply price, the quantity and the supply plan, etc.

7.
Party A, Party B and Party C agree to sign a framework purchase agreement with a total purchase quantity of 50,000 units, and the validity term thereof is from the effective date hereof to Dec 31st, 2007. In case such purchase quantity is successfully achieved within the validity term of the framework agreement, Party A shall have the right to place a supplemental order to Party B with a purchase quantity up to that of the framework agreement, and the quantity and price of such supplemental order shall be separately consulted by both Parties, but the purchase price shall not be more than the unit price hereof. The above-mentioned purchase quantity of the framework agreement concerning the Contract Product does not constitute a substantial promise make by Party A to Party B, and is not legally binding Party A at all events. Party A will only settle the payment in accordance with the actual purchase quantity accumulated in the course of the Contract.

Article 5 Price Protection
1.
In case the market situation changes, both Parties shall through consultations make Party B lower the supply price referring to the products of the same kind in the market, thus all the Contract Products in stock on the date of lowering the price held by all of Party A’s affiliates and its own channels, and all the Contract Products supplied to other channels by Party B and its affiliates within 28 days before the date of lowering the price with the quantity confirmed by both Parties (in accordance with the quantity of arrival) shall be granted a price protection at the new price after the price adjustment, and the manner of the price protection is to deduct the difference from part of subsequent payments.

2.
Party B shall have the right to check all of the Contract Products held by Party A’s each affiliate and its own channels which enjoy a price protection, and shall have the right to examine and verify the quantity of arrival of the supply within the specified time limit by Party A’s each affiliate to other channels, Party A and its affiliates are obligated to assist Party B in doing so and make convenient provision for that. Should any false inventory is discovered, relevant treatments shall be consulted about by both Parties.

Articles 6 Terms of Payment
1.
After Party C delivers the goods at the request of Party A’s notice, the receiver designated by Party A’s each affiliate or his entrusted representative shall sort and count the goods after their arrival, therefore sign the original copy of the “Cargo Receipt” (see its sample in Annex 6) of that lot of goods issued by Party C or its designated carrier and affix the common seal of the company on the date of confirming the arrival of that lot of goods. Party C will collect the Cargo Receipts and submit them to Party A as a reference for Party A to make a payment to Party C.

2.
After the designated receiver or his entrusted receiver signs the “Cargo Receipt”, Party A’s each affiliate shall submit a confirmation sheet of valid arrival on the 20th date of each month. In accordance with collected confirmed quantity of arrival, Party A will provide Party C with the quantity of arrived goods and corresponding amount of payment each month, and Party C shall issue an added-value tax invoice within three days after obtaining the invoice data. Party A will pay this lot of goods (in cash or bank acceptance) within two months after the 15th date of the next month on the premise that this Contract is executed in writing and becomes effective.

3.	All of the bank charges and other charges expended for the performance of this Contract shall be borne separately by Party A, Party B and Party C.
Bank designated by Party C: Dengshikou Branch, Huaxia Bank
Account Name: Beijing Xelent Tech & Trading Co., Ltd.
Account Number: 83914224
4.
In case Party C’s account bank and/or account number changes, Party C shall notify Party A in writing within ten working days before relevant time limit of Party A’s payment stipulated herein. In case Party C fails to notify in time or notify by mistake so as to have an adverse effect on Party A’s payment, Party A shall not undertake any liability concerning its overdue payment.

5.	Party C promises to abandon the right of transferring accounts receivable from Party A to any other party.

Article 7 Supply Plan and Its Adjustment
1.
Party C shall manufacture the Contract Product in accordance with Annex 5 “Production and Delivery Plan”. This plan is made based on Party A’s prediction of the market demand. Party B and Party C are encouraged to manufacture and deliver the Contract Product ahead of schedule.

2.
Party A may, in accordance with the market situation, require the order be altered within the entire scope hereof. In case any alteration required will cause the time or the cost in performance hereof be prolonged (shortened) or increased (decreased), Party B, Party C and Party A shall agree to adjust the contract price or the time schedule. Any alteration to the order shall not become effective until Party B, Party C and Party A agree in writing and sign the order.

3.
Party A shall have the right to place a supplemental order concerning the Contract Product to Party B and Party C in accordance with the provisions hereof, but Party A shall in advance consult with Party B and Party C about such matter. Permitted increased quantity will rest with the obtaining of the materials and the arrangements of the production period. Party B and Party C will exert their business power to the best of their abilities to satisfy Party A’s requirement of increasing orders.

Article 8 Packing and Transport
1.
The transport packing of the Contract Product delivered by Party C shall be suitable for long-distance transport, and be free from moisture, damp, erosion and shake. Party C shall undertake the liability arising out of the loss of the Contract Product delivered due to Party C’s improper packing.

2.	All Parties concurrently agrees to let the logistics company recommended by Party A to provide the product logistics service hereunder to distribute uniformly to the place designated by Party A.
3.	Each lot of the Contract Product delivered by Party C shall be attached by relevant documents such as the packing list, the quality assurance certificate, etc.
4.	The sales packing of each unit of mobile terminal shall comply with the requirements specified in Annex 2 hereof.

Article 9 Delivery and Checking before Acceptance
1.
The Contract Product shall not enter the market until it passes the test by the Ministry of Information Industry and the network test carried out by China Unicom. Party A will reject such products as fails to pass any of those tests. Any rejection incurred by not passing any of those tests shall be deemed to Party B’s delay in delivering (see Section 4, Article 11).

2.
Party A shall have the right to dispatch its technical personnel to the factory of Party B or Party C (or the OEM factory) to carry out the factory inspection and partake in the factory test of the Contract Product before the Contract Product leaves such factory. Party A’s dispatching of its technical personnel to carry out the above-mentioned factory inspection or partake in the factory test will not release Party B and Party C from any liability which ought to be borne in accordance with this Contract.

3.
Party C shall complete the delivery of the Contract Product in accordance with the requirements specified in the “Delivery Notice” submitted by Party A and the stipulations in Annex 5 “Procedures of Transport and Distribution” hereof.

4.
Party C shall by fax provide Party A with detailed information including the contact information of the transport company, the total price and the total quantity, the gross weight and the gross volume of this lot of goods, name of the packing materials, etc.

5.
In the meantime of delivery, Party C or the carrier entrusted by Party C shall submit three copies of the Cargo Receipt (see its sample in Annex 6), and Party A or the receiver designated by Party A will check the arrived quantity in accordance with the Cargo Receipt and carry out an appearance examination and acceptance as well as an open inspection of 5% of the sales packing in the presence of Party C or the carrier entrusted by Party C. (In case the appearance of the outer packing exists any defect or blemish, Party A or the receiver designated by Party A may reject to accept the goods, and only on the premise that there is not any problem on the outer packing may Party A or the receiver designated by Party A open the outer packing to carry out the open inspection of the sales packing.) If the goods is not found missing or in shortage, and the appearance doesn’t have any defect or blot, and no problem is found after opening the sales packing, Party A or the receiver designated by Party A shall sign the Cargo Receipts for confirmation, and return two copies of them to Party C or the carrier entrusted by Party C. The signature on the Cargo Receipt made by Party A or its designated receiver will not release Party B and Party C from undertaking the quality assurance liability for the Contract Product.

6.
In the course of inspecting the goods, in case the goods are found missing or damaged, or other circumstance not complying with the provisions hereof is found, all Parties partaking in the inspection shall make detailed records and sign thereon, and Party C shall replace or supplement the goods within five working days. All the transport charges, risks and inspection fees incurred by the replacement or supplement of the goods shall be borne by Party C.

7.
The ownership and risks of the Contract Product will, in accordance with the delivery lots, be transferred from Party C to Party A from the time when the goods are transported to the place designated by Party A and Party A or the receiver designated by Party A sign the Cargo Receipt.

8.
After the delivery of each lot, Party C shall, in accordance with the document formats supplied by Party A, provide Party A and its affiliates with data information of this lot of the Contract Product such as the delivery quantity, digital serial codes and destination, etc. In addition, Party C shall every day provide the statistics charts confirming the delivery situation pursuant to Party A’s requirements. Party C shall in the meantime provide Party B with relevant delivery information.

Article 10 Quality Assurance and After-sale Service
1.
In accordance with the “Stipulations on the liabilities concerning repairing, replacement and returning of the mobile phones” (“Three Guarantees Stipulations”) issued and implemented on Nov. 15th ,2001 by General Administration of Quality Supervision, Inspection and Quarantine, Party B promises to provide a quality assurance and service of guarantee and repairing on the Contract Product, and grant two years of guarantee period to the Contract Product. In case any consumer requires to return any machine in accordance with the Three Guarantees Stipulations, the retail shop shall promptly return the machine which meets relevant conditions for returning, and Party B shall provide the service of replacing the machine.

2.
Party C shall provide Party A with spare machines equal to 1% of the purchase quantity herein to enable Party A to carry out after-sale service. The ownership of such spare machines belongs to Party A. Such spare machines will be delivered by Party C to the logistics supplier designated by Party A pursuant to Party A’s requirements and be uniformly distributed to the designated place by the logistics supplier. When Party A certifies that the quantity of spare machines for this Contract held by Party A is less than 1% as above-mentioned, Party C shall replace the machines for Party A within three days upon receipt of Party A’s replacement demand complying with the provisions of Annex 7. In case the conditions for replacement are met, Party A shall promptly return such mobile terminals as exist quality problems to Party C for replacement in accordance with Party C’s relevant procedures (see Annex 7).

3.	Party B promises to provide free face-lifting service for 2% of the purchase amount herein, while the extra service is with charge.
4.
In case the Contract Product is being stored in the warehouse of Party A or its designated receiver within two years after the date when Party A or its designated receiver sign on the Acceptance List, Party B shall provide corresponding after-sale service for such quality problems as take place in the course of storage. Within the guarantee period, where the Contract Product and its fittings (including software) have any quality problem other than man-made damage, Party B shall repair or replace them for free. If the product cannot be normally used after repairing twice, Party B shall replace the product for free. The provisions of this Article will not release Party B from undertaking the obligation of provide after-sale service pursuant to "Three Guarantees" requirements.

5.	Party A, Party B and Party C unanimously agree to carry out relevant concrete operations in accordance with Annex 7 “After-sale Service Measures and Network Status” hereof.
6.
Within the guarantee period, where the repair time exceeds thirty days, Party A shall have the right to replace a new machine for its user, and Party B shall unconditionally recognize such replacement, take back the bad machine and provide Party A with the product of the same type.

7.
As to the authorization of the repair points established solely by Party A or jointly, Party B shall unconditionally grant the authorization to such points as satisfy or meet the establishment standards and conditions. Upon receipt of authentication information by any repair point, Party B shall complete such application within thirty days and make the authentication fee and service deposit for free, while the deposit for repair fittings shall be charged pursuant to Party B’s stipulations. As to those repair points not complying with the conditions, Party B shall render instructions and assistances in respect of rectifying and improving the points as well as training the personnel of the points.

Article 11 Compensation for Breach of Contract
1.
From the date of execution hereof to the date when Party B ceases to supply, Party B and Party C shall not sell the Contract Product or any product with similar appearance to the Contract Product at any price to any third party (including Party A’s subsidiaries and affiliates), otherwise Party A shall have the right to: (1) require Party B to pay 5% of the total price hereof as a penalty for breach of this Contract; (2) If the actual price given to any third party is lower than the price given to Party A, Party A shall have the right to require all of the Contract Products to be supplied at the price given to such third party and deduct the difference from the payment; (3) Party A shall have the right to suspend in performing this Contract and deprive Party B of the qualification of partaking in Party A’s collective purchasing of the mobile terminals.

2.
Party B shall deliver the Contract Product identical to the sealed sample. In case the Contract Product delivered by Party B is inconsistent with the sealed sample, Party A shall have the right to cancel this Contract and prosecute Party B for corresponding liabilities for breach of the Contract and direct losses suffered by Party A arising out thereof. Canceling this Contract will not release Party B from undertaking the liability of paying the penalty, in the meantime Party B shall bear the losses suffered by Party A arising out of canceling this Contract.

3.
In case Party A fails to make the payment at the specified time herein for any reason attributable to Party A, Party A shall pay 1% of the overdue payment for every week of delay (one week is counted as seven days) as liquidated damages, the total amount of which shall not exceed 5% of the total price herein. If the period of delaying in payment is less than a week, it shall be counted as a week. The compensation for overdue payment shall not release the duties of all Parties hereto to continue to perform this Contract.

4.
In case Party C fails to deliver the Contract Product at the specified time herein for any reason attributable to Party B or Party C (If the Contract Product delivered is inconsistent with the provisions hereof or the sample, Party A shall have the right to reject the goods, and Party C shall be deemed to fail to deliver at the specified time herein), Party B will compensate Party A for the losses in the following manner: Party A shall pay 1% of the total price of this lot of delayed goods for every week of overdue delivery (one week is counted as seven days) as liquidated damages, the total amount of which shall not exceed 5% of the total price herein. If the period of delaying in delivery is less than a week, it shall be counted as a week. The compensation for overdue delivery shall not release the duties of all Parties hereto to continue to perform this Contract. In case the delayed arrival is later than two weeks after the specified date herein, Party A shall have the right to reject this part of goods and subsequent goods which have not been delivered, and to adjust Party B's delivery quantity hereunder; In case the delayed arrival is later than four weeks after the specified date herein, Party A shall have the right to reject the goods and cancel this Contract, and canceling the Contract will not release Party B from undertaking the liability of paying the liquidated manages, in the meantime Party B shall bear the direct losses suffered by Party A arising out of canceling this Contract.

5.
Within the validity term hereof, in case some delivery of the mobile terminals have significant quality problems or more than 10% of the mobile terminals have a quality problem of the same failure, Party B shall be responsible for recalling this lot of goods and compensating the losses suffered by Party A arising out thereof. Party A shall have right to institute an action claiming damages against Party B in accordance with the Law of Product Quality Liability and other Chinese laws.

Article 12 Force Majeure
1.
In this Contract, Force Majeure means objective circumstances such as earthquake, typhoon, flood, fire, warfare and other matters which are unforeseeable by each Party hereto, and the occurrence and consequence thereof are unpreventable or unavoidable and unconquerable.

2.
In case any Party hereto cannot perform or cannot perform in full the obligations hereunder for the reason of Force Majeure, it shall notify other Parties hereto within fourteen days after the occurrence date of Force Majeure, and produce the certificate of Force Majeure notarized by local notary authority to other Parties within thirty days after the occurrence date of Force Majeure.

3.
In case any Party cannot perform this Contract due to Force Majeure, unless otherwise stipulated by the Laws, it may be released from undertaking the liability in part or in full. In case the performance of this Contract is delayed and Force Majeure takes place in the course of delayed period, such defaulting party shall not be released from undertaking the liability.

4.
In case the performance hereof has been suspended for sixty days or more than sixty days due to the influence of Force Majeure, all Parties hereto shall have the right to terminate this Contract and notify in writing to the other Parties. Party A shall not thus reject to pay the amount due not influenced by Force Majeure, and Party B and Party C shall not thus refuse to perform legal obligations which ought to be fulfilled.

Article 13 Arbitration
1.
Any dispute arising from or in connection with this Contract shall be settled through friendly negotiation by all Parties hereto. In case no settlement can be reached, the dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration. The place of arbitration is Beijing. The arbitral award is final and binding upon all parties hereto.

Article 14 Intellectual Property Rights, Confidentiality and Trademark
1.
Party B and Party C guarantee that the Contract Product supplied does not infringe upon any intellectual property right of any third party such as patents, copyright, trademark right, etc. In case the product supplied by Party B and Party C infringes upon the above-mentioned rights of any third party so as to cause Party A to be claimed or prosecuted by relevant obliges, Party B and Party C shall undertake corresponding liabilities and consequences. On the premise of notifying Party B and Party C in writing, Party A will press for payment of all losses suffered by Party A arising out thereof against Party B, and directly deduct it from corresponding amount of Party A’s payment to Party B.

2.
The contents hereof shall be dealt with as confidentiality. Without obtaining consent from any other Parties hereto, any Party shall not disclose any content hereof to any outside party except that it needs to be reported to governmental institutions, or to be put into records pursuant to the laws and relevant provisions, or it shall be submitted in accordance with requirements from judicial authorities.

3.
Without obtaining written consent from the other Parties hereto, all parties shall not use or imitate the business name, trademark, patterns, service symbols, signs, codes, types or abbreviations of the other parties in any advertisement or in public, and any Party shall not assert to have ownership of the business name, trademark, patterns, service symbols, signs, codes, types or abbreviations of the other parties.

Article 15 Alterations of this Contract
1.
Any modification, supplement and alteration hereto shall be made in writing after consultation by all Parties hereto, therefore be signed by authorized representatives of all Parties hereto and be affixed with the public seal of the unit or the contract seal. The provisions modified, supplemented and altered are integral parts hereof and have equal legal effect with this Contract.

2.
In the course of performance hereof, any problem such as the cost incurred by the modification, supplement and alteration hereto shall be settled and adjusted through consultation by all Parties hereto.

Article 16 Miscellaneous
1.
Party B and Party C promises to provide 4,000 machine models, 4,000 X shelves, 4,000 posters and 80,000 pieces of flysheets concerning the Contract Product (hereinafter referred to as the “Publicity Materials”). Party C shall deliver the Publicity Materials with an amount of not less than 50% of the above-mentioned total within a week before the Contract Product enter into the market, and shall complete the delivery of all of the Publicity Materials within a month after the Contract Product enter into the market. Party B and Party C agrees to provide the above-mentioned Publicity Materials to such logistics suppliers as designated by Party A to be uniformly distributed to the places designated by Party A.

2.
Party B and Party C promise to set down a detailed market promotion scheme concerning the Contract Product and coordinate with China Unicom’s affiliates to carry out favorable business sales promotion activities by stages. Party B and Party C will also make media publicity schemes, product publicity advertising films, plane advertisements and website advertisements, and coordinate the promotion plan of China Unicom’s affiliates in launching them into media institutions such as national TV stations, newspapers and periodicals and portal websites. Party A shall have the right to supervise and adjust in the course of such promotions and implementation of publicity plans.

3.
Party B and Party C shall convene market-entering press conferences relating to new mobile phones, and carry out the training of introduction of functions of mobile phones, explanation of usage, etc. as well as provide training materials such as textbooks and CDs.

4.	As to all of the rights and obligations hereunder, Party B and Party C will undertake joint liability to Party B.
5.	The annex hereof is an integral part of this Contract, in case any annex hereof is inconsistent with the text hereof, the text hereof shall prevail.
6.	This Contract shall be governed by the laws of the People’s Republic of China.

Article 17 Effectiveness and Texts of This Contract
1.	This Contract will become effective from the date when the authorized representatives of all Parties hereto sign this Contract and affix the public seal of each unit thereon.
2.
Except for such documents as affixed on by all Parties for confirmation, any instrument with any outside party executed or issued in the name of any individual relating to the execution, effectiveness, implementation of this Contract, examination, acceptance or delivery of the goods or payment, and the alteration, rescinding or termination of this Contract shall be invalid.

3.	The texts of this Contract (including the signature page) are 16 pages. This Contract shall be in six copies. Party A, Party B and Party C shall respectively keep two copies.

Signature Page: X180 Mobile Terminal Purchase Contract between Unicom Huasheng Telecommunication Technology Co., Ltd. and Dalian Daxian Distribution Company & Beijing Xelent Tech & Trading Co., Ltd.
(No.: CUHS-ABCG07047)

Unicom Huasheng Telecommunication Technology Co., Ltd. Signature: Title: Date: May 31st, 2007
Dalian Daxian Distribution Company Signature: Title: Date: May 30th, 2007
Beijing Xelent Tech & Trading Co., Ltd. Signature: Title: Date: May 31st, 2007